Exhibit 99.1

XFLH Capital Corporation Announces the Signing of a Letter of Intent with Renogen Biolab Inc.

NEW YORK, Sept. 22, 2026 (GLOBE NEWSWIRE) -- XFLH Capital Corporation, a publicly traded special purpose acquisition company (the “Company”), today announced the signing of a non-binding letter-of-intent (“Letter of Intent”) for a business combination with Renogen Biolab Inc., a Canadian corporation and a health service provider that offers and provides several core molecular capabilities including DNA services, vector engineering, and protein expression.

Pursuant to the Letter of Intent, the parties have agreed to use their reasonable best efforts to act in good faith to negotiate the definitive agreements embodying the Proposed Business Combination as soon as possible (“Definitive Agreements”), with the intent that the execution of such Definitive Agreements as soon as practicable hereafter. Both parties would also proceed with providing the other party and its representatives with reasonable access to information for the purpose of conducting a due diligence inquiry.

XFLH Capital Corporation

XFLH Capital Corporation is a blank check company formed under the laws of the Cayman Islands for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses.

Forward Looking Statements

This press release includes forward-looking statements that involve risks and uncertainties. Forward looking statements are statements that are not historical facts. Such forward-looking statements, including those with respect to the Company’s search for an initial business combination, are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements, including those set forth in the Risk Factors section of the Company’s registration statement and final prospectus for the Company’s initial public offering filed with the SEC. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based, except as required by law.

For further information, please contact:

Yanzhe Yang | Chief Executive Officer
Phone: (551) 358-2652
Email: yanzheyang@xflh.online